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                                                                    EXHIBIT 10.6

                               PARTIAL SETTLEMENT
                                      AND
                              CONVERSION AGREEMENT


         This Partial Settlement and Conversion Agreement (the "Agreement") is entered into as of _____________, 1995, between Concorde Financial Corporation, a ______________ corporation ("Concorde"), and Search Exploration, Inc., a Delaware corporation ("Search").

                              W I T N E S S E T H

         WHEREAS, Search and Concorde are parties to that certain letter agreement dated January 10, 1994 (the "Letter Agreement") a copy of which is attached hereto as Exhibit "B";

         WHEREAS, Search has agreed to compensate Concorde pursuant to the Letter Agreement for services rendered as its financial advisor on matters related to a business combination, acquisition or merger (as defined therein, a "Transaction"), (i) an amount equal to two percent (2%) of the total value attributable to a Transaction (the "Transaction Fee") (ii) $3,000 per month paid monthly in advance on the 10th of each month (effective January 10, 1994) (the "Retainer"), and (iii) two (2) warrants, each for the purchase of 25,000 shares of common stock of Search, on the terms and with such registration rights as set forth in the Compensation Schedule to the Letter Agreement (the "Warrants");

         WHEREAS, Search has previously entered into that certain Agreement and Plan of Merger dated November 8, 1994, as amended on March 27, 1995 ( as amended, the "Merger Agreement") by and among Search, Harken Energy Corporation, a Delaware corporation ("Harken"), and Search Acquisition Corp., a Delaware corporation;

         WHEREAS, Search and Concorde desire to enter into this agreement in order to facilitate the Transactions contemplated by the Merger Agreement;

         NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

         1. In consideration of full settlement of the Transaction Fee and partial settlement of the Retainer due under the Letter Agreement, Concorde shall be entitled to receive from Search an amount equal to $80,000.

         2. Search's obligation to pay the amount set forth in Section 1 above shall be evidenced and payable in accordance with an unsecured, non-interest bearing promissory note, substantially in





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the form and substance of Exhibit "A" attached hereto (the "Promissory Note").

         3. Pursuant to Section 1.07 of the Merger Agreement, at the Effective Time, the obligations evidenced by the Promissory Note shall be converted automatically into and shall thereafter only represent the right to receive and shall be exchangeable for shares of common stock, $.01 par value
per share, of Harken (the "Harken Common Stock").   In addition, upon the
conversion of the Promissory Note, the holder of the Promissory Note shall be entitled to receive from Harken, under certain conditions, additional shares of Harken Common Stock as provided in Sections 1.07 and 1.10 of the Merger Agreement.

         4.      Upon the conversion of the Promissory Note as provided in
Section 3 above, Search shall be released from all obligations under the Letter Agreement including without limitation the payment of the Transaction fee under the Letter Agreement and the Promissory Note, as well as the payment of any Retainer or portion thereof which has not been paid by Search to Concorde at the time of such conversion; provided, however, this Agreement is not intended to and shall not be deemed as a release of the obligation of Search to indemnify Concorde against certain events.

         5. The parties hereto do hereby stipulate and agree that any and all obligations under the Letter Agreement of Search to issue to Concorde the warrants have been fulfilled and complied with and Concorde does hereby release Search from any further obligation for any further obligations with regard to the Warrants.

         6. This Agreement and the Promissory Note hereto are expressly conditioned upon the consummation of the transactions contemplated by the Merger Agreement and the occurrence of the Effective Time, and the failure to consummate the Merger ( as defined therein) in accordance with the Merger Agreement shall render this Agreement and the Promissory Note void and shall release the parties hereto and thereto of any and all obligations hereunder and thereunder, and in such event the terms and provisions of the Letter Agreement shall remain and continue in full force and effect.

         7. The rights and obligations under this Agreement shall be binding upon and inure to the benefit of Search and Concorde and their respective successors and assigns.

         8. This Agreement contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior discussions and undertakings.

         9. This Agreement shall be governed by the laws of the State of Texas as to all matters, including but not limited to, matters of validity, construction, effect, performance, and remedies.





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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                              SEARCH EXPLORATION, INC.




                                              By:  _____________________________
                                              Name: ____________________________
                                              Title: ___________________________


                                              CONCORDE FINANCIAL CORPORATION



                                              By:  _____________________________
                                              Name: ____________________________
                                              Title: ___________________________




                JOINED HEREIN FOR PURPOSES OF SECTION 3 HEREOF:


                                              HARKEN ENERGY CORPORATION





                                              By:  _____________________________
                                              Name: ____________________________
                                              Title: ___________________________





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                                   EXHIBIT A

                            FORM OF PROMISSORY NOTE

$80,000                                           Dallas, Texas_________, 199___


         FOR VALUE RECEIVED, Search Exploration, Inc., a Delaware corporation ("Maker"), promises to pay to the order of Concorde Financial Corporation ("Concorde"), at 1500 Three Lincoln Centre, 5430 LBJ Freeway, Dallas, Dallas County, Texas 75240-2387, the principal sum of $80,000, in accordance with and subject to the terms of the Conversion Agreement (hereinafter defined ) and this Note.

         1.      Reference to Partial Settlement and Conversion Agreement.
This Note is the Promissory Note referred to in that certain Partial Settlement and Conversion Agreement between Maker and Concorde of even date herewith (the "Conversion Agreement"), and the terms and provisions of the Conversion Agreement (including the defined terms used therein), are incorporated by reference herein and made a part hereof.

         2. Payment. The principal sum evidenced hereby is payable in full at Concorde's address set forth above, ninety (90) days following the day and year first written above (the "Due Date"). If the Due Date falls on a day which is considered a legal holiday in the State of Texas, Maker shall be entitled to delay such payment until the succeeding regular business day.

         3.      Interest.   This Note shall be non-interest bearing.

         4.      Security.   This Note shall be unsecured.

         5.      Conversion of Note.   In accordance with Section 3 of the
Conversion Agreement hereto, the obligations evidenced by this Note will be, under certain conditions, converted into and represent the right to receive the number of shares of Harken Common Stock ( as defined therein) pursuant to the terms of the Conversion Agreement.

         6.      Conditions.   The obligations of Maker evidenced by this Note
are expressly contingent upon the consummation of the transactions contemplated by that certain agreement and plan of merger (as amended, the "Merger Agreement") by and among Maker, Harken Energy Corporation, a Delaware corporation ("Harken"), and Search Acquisition Corp., a Delaware corporation ("Merger Sub"), and the occurrence of the Effective Time (defined therein).

         7.      Successors and Assigns.   All of the covenants, stipulations,
promises and agreements in this Note contained by or on behalf of Maker shall bind its successors and assigns.

         8.      Headings.   The headings of the paragraphs of this Note are
inserted for convenience only and shall not be deemed to constitute a part hereof.





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         9.      Governing Law.   This Note is being executed and delivered,
and is intended to be performed in the State of Texas, and the substantive laws of such state shall govern the validity, construction, enforcement and interpretation of this Note except insofar as federal laws shall have application.

         10.     Nontransferability.   This Note may not be sold, pledged,
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent and distribution. Any attempted assignment, transfer, pledge, hypothecation, or other encumbrance of this Note contrary t the provisions hereof, any execution, attachment, or similar process upon this Note, will be null, void and of no effect.

         EXECUTED as of the day and year first written above.


                                              MAKER:

                                              SEARCH EXPLORATION, INC.




                                              By:  _____________________________
                                                    Joseph F. Langston, Jr. ,
                                                    Chairman of the Board





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